Exhibit 3.1

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT



TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is Community First Bancorporation

2.   Date of Incorporation: May 23, 1997

3. Agent's Name and Address: Frederick D. Shepherd, Jr. 3685 Blue Ridge Boulevard Walhalla, SC 29691

4. On January 27, 2009, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)


     See attached Text of Amendment to Articles of Incorporation








5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

                                            NA




6. Complete either "a" or "b," whichever is applicable.

a. [ X ] Amendment(s) adopted by shareholder action.

                           At the date of adoption of the Amendment(s), the number of outstanding shares of each voting group entitled to vote separately on the Amendment(s), and vote of such shares was:

                                Number of              Number of            Number of Votes         Number of Undisputed
         Voting                Outstanding           Votes Entitled         Represented at                 Shares
         Group                   Shares                to be Cast             the Meeting               For or Against
         -----                   ------                ----------             -----------               --------------

      Common Stock              3,394,873              3,394,873               2,555,468             2,504,200   21,020

                                                  Community First Bancorporation
                                                  ------------------------------
                                                       NAME OF CORPORATION


Note: Pursuant to Section 33-10-106(6)(i), of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.


          b. [ ] The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976
                    South Carolina Code of Laws, as amended, and shareholder action was not required.

7. Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended)


Date  February 3, 2009
      ----------------                   Community First Bancorporation
                                         ---------------------------------------
                                         Name of Corporation

                                         s/Frederick D. Shepherd, Jr.
                                         ---------------------------------------
                                         Signature

                                         Frederick D. Shepherd, Jr., President
                                         ---------------------------------------
                                         Type or Print Name and Office






























DOM-ARTICLES OF AMENDMENT
                                                  FORM REVISED BY SOUTH CAROLINA
                                                SECRETARY OF STATE, JANUARY 2000

                         COMMUNITY FIRST BANCORPORATION

                 Text of Amendment to Articles of Incorporation




Article 3 of the Articles of Incorporation of Community First Bancorporation is amended to read as follows:

         3. The corporation is authorized to issue shares of stock as follows. Complete a or b whichever is applicable:

         a. /_/ The corporation is authorized to issue a single class of shares, and the total number of shares authorized is _____________________.

         b. /X/ The corporation is authorized to issue more than one class of shares:

               Class of Shares                    Authorized No. of Each Class

               Common Stock                                10,000,000

               Preferred Stock                             10,000,000


         The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

         Common Stock: The shares of common stock shall have unlimited voting rights and are entitled, together with any series of preferred stock which also has such right specified, to receive the net assets of the corporation upon dissolution.

         Preferred Stock: The board of directors may determine, in whole or part, the preferences, limitations, and relative rights (within the limits set forth in Section 33-6-101 of the South Carolina Business Corporation Act) of one or more series within the class of preferred stock before the issuance of any shares of that series.